Exhibit 99

NEWS RELEASE

CSL008019

09/11/08

Carlisle Companies Elects Terry D. Growcock to Board of Directors

CHARLOTTE, NORTH CAROLINA, September 11, 2008… Carlisle Companies Incorporated (NYSE:CSL) announced today that Terry D. Growcock, Chairman of the Board of The Manitowoc Company, Inc., has been elected to its Board of Directors, effective immediately.  The Manitowoc Company is a leading, multi-industry, capital goods manufacturer headquartered in Manitowoc, WI with annual net sales in excess of $4.0 billion.

David A. Roberts, Carlisle’s Chairman, President and CEO, commented: “We are excited to have Terry join our board.  His broad scope of leadership experience, coupled with his 14 years of guiding Manitowoc’s growth, will bring perspectives and insights to the Carlisle board that will serve our shareholders well.”

Carlisle is a diversified global manufacturing company serving the construction materials, commercial roofing, specialty tire and wheel, power transmission, heavy-duty brake and friction, heavy-haul truck trailer, refrigerated truck body, foodservice, and aerospace, and test and measurement industries.

CONTACT:	Carol P. Lowe
Vice President and Chief Financial Officer
Carlisle Companies Incorporated
(704) 501-1100
http://www.carlisle.com